UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

March 21, 2005

Date of report (Date of earliest event reported)

PepsiAmericas, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-15019	13-6167838
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4000 Dain Rauscher Plaza

60 South Sixth Street

Minneapolis, Minnesota 55402

(Address of principal executive offices, including zip code)

(612) 661-3883

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02   DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

(c)           On March 21, 2005, we announced that Alexander H. Ware has assumed the role of Executive Vice President and Chief Financial Officer.  Mr. Ware previously held the position of Senior Vice President, Planning and Corporate Development.

Mr. Ware, age 42, served as Senior Vice President, Planning and Corporate Development from January 2003 to March 2005.  Prior to this role, he served as Vice President Finance for the East Group of PepsiAmericas since 1999.  He joined PepsiAmericas as Director of Finance for PepsiCo’s Heartland Business Unit, which was acquired by PepsiAmericas from PepsiCo in 1999.  Prior to this position, he had served in various strategic planning and corporate development roles within PepsiCo since 1994.  There are no familial relationships between Mr. Ware and any other officer or director of our company.

Each of our executive officers is appointed to serve until his or her successor is duly appointed or his or her earlier removal or resignation from office.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PepsiAmericas, Inc.

Date: March 22, 2005	By:	/s/ Brian D. Wenger
Brian D. Wenger
Secretary